Exhibit 99.3

Hi-Crush Blair LLC
Financial Statements
As of June 30, 2016 and December 31, 2015 and
For the Six Months Ended June 30, 2016 and 2015
(Unaudited)

HI-CRUSH BLAIR LLC

HI-CRUSH BLAIR LLC
Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash	$5	$640
Accounts receivable - related party	3,477	—
Inventories	4,516	—
Prepaid expenses and other current assets	300	336
Total current assets	8,298	976
Property, plant and equipment, net	126,004	117,057
Other assets	750	900
Total assets	$135,052	$118,933
Liabilities and Member Capital
Current liabilities:
Accounts payable	$7,855	$13,178
Accounts payable - related party, net	1,214	171
Accrued and other current liabilities	1,504	89
Due to member	122,596	105,250
Total current liabilities	133,169	118,688
Asset retirement obligation	376	—
Total liabilities	133,545	118,688
Member capital	1,507	245
Total liabilities and member capital	$135,052	$118,933

See Notes to Unaudited Financial Statements.

HI-CRUSH BLAIR LLC
Statements of Operations
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
Revenues	$7,288	$—
Cost of goods sold (including depreciation and depletion)	6,118	—
Gross profit	1,170	—
Operating costs and expenses:
General and administrative expenses	1,465	1,464
Accretion of asset retirement obligation	3	—
Loss from operations	(298)	(1,464)
Other income (expense):
Interest expense	(92)	(5)
Net loss	$(390)	$(1,469)

See Notes to Unaudited Financial Statements.

HI-CRUSH BLAIR LLC
Statement of Member Capital
(In thousands)
(Unaudited)

Member Capital
Balance at December 31, 2015	$245
Capital contribution	1,652
Net loss	(390)
Balance at June 30, 2016	$1,507

See Notes to Unaudited Financial Statements.

HI-CRUSH BLAIR LLC
Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2016	2015
Operating activities:
Net loss	$(390)	$(1,469)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and depletion	847	—
Accretion of asset retirement obligation	3	—
Changes in operating assets and liabilities:
Accounts receivable - related party	(3,477)	—
Prepaid expenses and other current assets	36	2,031
Inventories	(4,152)	—
Other assets	150	(1,050)
Accounts payable	4,954	(1,410)
Accounts payable - related party, net	1,043	163
Accrued liabilities and other current liabilities	1,415	1,410
Net cash provided by (used in) operating activities	429	(325)
Investing activities:
Capital expenditures for property, plant and equipment	(18,410)	(26,596)
Net cash used in investing activities	(18,410)	(26,596)
Financing activities:
Member financing, net	17,346	26,855
Net cash provided by financing activities	17,346	26,855
Net decrease in cash	(635)	(66)
Cash:
Beginning of period	640	163
End of period	$5	$97

Non-cash investing and financing activities:
Increase (decrease) in accounts payable and accrued and other current liabilities for additions to property, plant and equipment	$(10,277)	$9,230
Increase in property, plant and equipment for asset retirement obligations	373	—
Expenses paid by Member on behalf of Hi-Crush Blair LLC	1,652	970
Cash paid for interest	$92	$5

See Notes to Unaudited Financial Statements.

HI-CRUSH BLAIR LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

1. Business and Organization
Hi-Crush Blair LLC (the "Company" or "Blair") is a Delaware limited liability company formed by Hi-Crush Proppants LLC (the "Member") on July 31, 2014, engaged in the excavation and processing of raw frac sand for use in hydraulic fracturing operations for oil and natural gas wells.
In 2014, the Company purchased land near Blair, Wisconsin and during 2015 the Company commenced construction of a 1,285-acre sand processing plant ("Blair facility") with integrated rail infrastructure. As of December 31, 2015, the Blair facility contained 120.1 million tons of proven recoverable reserves of frac sand. The Blair facility was completed and operational in the first quarter of 2016, with a plant processing capacity of approximately 2,860,000 tons of 20/100 frac sand per year and an implied reserve life of 42 years.

2. Basis of Presentation and Use of Estimates
The accompanying unaudited interim Financial Statements (“interim statements”) of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X issued by the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these interim statements are not necessarily indicative of the results that may be reported for the entire year. These interim statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2015. The year-end balance sheet data was derived from the audited financial statements, but does not include all disclosures required by GAAP.
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The more significant estimates relate to our estimates and assumptions for our mineral reserves and its impact on calculating our depreciation and depletion expense under the units-of-production depreciation method, assessing potential impairment of long-lived assets, estimating potential loss contingencies and the estimated cost of future asset retirement obligations. Actual results could differ from those estimates.

3. Significant Accounting Policies
Cash and Cash Equivalents
Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.
Accounts Receivable, Related Party
Accounts receivable, related party relate to sales of raw frac sand for which credit is extended based on the customer’s credit history and is recorded at the invoiced amount and do not bear interest. All balances are due from subsidiaries of Hi-Crush Partners LP. The Company regularly reviews the collectability of accounts receivable. When it is probable that all or part of an outstanding balance will not be collected, the Company establishes or adjusts an allowance as necessary using the specific identification method. Account balances are charged against the allowance after all means of collection have been exhausted and potential recovery is considered remote. There were no reserves for uncollectible amounts as of June 30, 2016 and December 31, 2015. No sales were made in 2015, as the Blair facility was under construction until March 2016, when operations commenced.
Inventories
Sand inventory is stated at the lower of cost or market using the average cost method.
Inventory manufactured at our plant facilities includes direct excavation costs, processing costs, overhead allocation, depreciation and depletion. Stockpile tonnages are calculated by measuring the number of tons added and removed from the stockpile. Tonnages are verified periodically by an independent surveyor. Costs are calculated on a per ton basis and are applied to the stockpile based on the number of tons in the stockpile.
Spare parts inventory includes critical spares, materials and supplies. We account for spare parts on a first-in, first-out basis, and value the inventory at the lower of cost or market. Detail reviews are performed related to the net realizable value of the spare parts inventory, giving consideration to quality, excessive levels, obsolescence and other factors.

HI-CRUSH BLAIR LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

Property, Plant and Equipment
Fixed assets other than plant facility and buildings associated with productive, depletable properties are carried at historical cost and are depreciated using the straight-line method over the estimated useful lives of the assets, as follows:

Computer equipment	3-5 years
Furniture and fixtures	7 years
Vehicles	5 years
Equipment	5-10 years
Rail spur and asset retirement obligation	30 years
Plant facility and buildings associated with productive, depletable properties that contain frac sand reserves are carried at historical cost and are depreciated using the units-of-production method. Units-of-production rates are based on the amount of proved developed frac sand reserves that are estimated to be recoverable from existing facilities using current operating methods.
The Company was in a developmental stage from the date of formation until the Blair facility was deemed to be operational in March 2016.
Revenue Recognition
Frac sand sales revenues are recognized when legal title passes to the customer. All sales are freight on board (“FOB”) plant and title passes as the product is loaded into the customer’s rail cars. At that point, delivery has occurred, evidence of a contractual arrangement exists and collectability is reasonably assured.
Asset Retirement Obligations
In accordance with Accounting Standards Codification (“ASC”) 410-20, Asset Retirement Obligations, the Company recognizes reclamation obligations when incurred and record them as liabilities at fair value. In addition, a corresponding increase in the carrying amount of the related asset is recorded and depreciated over such asset’s useful life. The reclamation liability is accreted to expense over the estimated productive life of the related asset and is subject to adjustments to reflect changes in value resulting from the passage of time and revisions to the estimates of either the timing or amount of the reclamation costs.
Fair Value of Financial Instruments
The amounts reported in the balance sheet as current assets or liabilities, including cash, accounts receivable, accounts payable and accrued and other liabilities approximate fair value due to the short-term maturities of these instruments.
Income Taxes
The Company is a pass-through entity and is not considered a taxing entity for federal tax purposes. Therefore, there is not a provision for income taxes in the accompanying financial statements. The Company’s net income or loss is allocated to its member in accordance with the operating agreement. At June 30, 2016 and December 31, 2015, the Company did not have any liabilities for uncertain tax positions or gross unrecognized tax benefit.
Recent Accounting Pronouncements
In July 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-11, which specifies that all inventory, excluding inventory that is measured using the last-in, first-out method or the retail inventory method, be measured at the lower of cost or net realizable value. Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. The amendment is effective for the Company beginning in the first quarter of 2017, with early adoption permitted, and should be applied prospectively. The Company is currently assessing the impact that adopting this new accounting guidance will have on its Financial Statements and footnote disclosures, but does not anticipate that adoption will have a material impact on its financial position, results of operations or cash flows.

HI-CRUSH BLAIR LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

4. Inventories
Inventories consisted of the following:

	June 30, 2016	December 31, 2015
Raw material	$186	$—
Work-in-process	3,759	—
Finished goods	246	—
Spare parts	325	—
Inventories	$4,516	$—

5. Property, Plant and Equipment
Property, plant and equipment consisted of the following:

	June 30, 2016	December 31, 2015
Buildings	$5,375	$—
Mining property and mine development	25,068	24,333
Plant and equipment	84,109	—
Rail and rail equipment	12,657	—
Construction-in-progress	6	92,724
Property, plant and equipment	127,215	117,057
Less: Accumulated depreciation and depletion	(1,211)	—
Property, plant and equipment, net	$126,004	$117,057
Depreciation and depletion expense, net of amounts capitalized into inventory, was $847 during the six months ended June 30, 2016.

6. Member Capital
During the six months ended June 30, 2016, Hi-Crush Proppants LLC paid $1,652 of expenses on behalf of Blair. Such costs are recognized as non-cash capital contributions in the accompanying financial statements.

7. Related Party Transactions
During the six months ended June 30, 2016, and 2015, the Company incurred $299 and $453, respectively, of management and administrative service expenses from a subsidiary of Hi-Crush Proppants LLC. The Company maintained accounts payable, related party of $1,214 and $171 as of June 30, 2016 and December 31, 2015, respectively.
Through June 30, 2016, the Company received net financing of $122,596 from Hi-Crush Proppants LLC, the sole member of Hi-Crush Blair LLC. Such funds, are reflected under the caption "Due to member" on the accompanying balance sheet and were used to pay for the construction of the Blair facility and general working capital purposes. The financing does not bear interest and has no repayment plan in place.
During the six months ended June 30, 2016 the Company sold $7,288 of sand to indirectly owned subsidiaries of Hi-Crush Proppants LLC. As of June 30, 2016, the Company maintained $3,477 of accounts receivable from this related party.

HI-CRUSH BLAIR LLC
Notes to Financial Statements
(Dollars in thousands, unless otherwise noted)
(Unaudited)

8. Asset Retirement Obligation
Although the ultimate amount of reclamation and closure costs to be incurred is uncertain, the Company maintained a post-closure reclamation and site restoration obligation as follows:

Balance at December 31, 2015	$—
Additions to liabilities	373
Accretion expense	3
Balance at June 30, 2016	$376

9. Commitments and Contingencies
The Company has entered into royalty agreements under which the Company is committed to pay royalties on sand sold and paid for. Royalty expense is recorded as the sand is sold and the royalty payment is paid based on sand volumes sold and paid for by the customer. Royalty expense is included in costs of goods sold. Royalty expense was $847 for the six months ended June 30, 2016. No royalty expense was incurred in 2015.
Beginning in the year 2021, the Company is obligated to pay an annual payment of $300 for municipal services and administrative services.
From time to time, the Company may be subject to various claims and legal proceedings which arise in the normal course of business. Management is not aware of any legal matters that are likely to have material adverse effect on the Company’s financial position, results of operations or cash flows.

10. Concentration of Credit Risk
The Company is a producer of sand mainly used by the oil and natural gas industry for fracturing wells. The Company’s business is, therefore, dependent upon economic activity within this market. Sales to indirectly owned subsidiaries of Hi-Crush Proppants LLC accounted for 100% of sales during the six months ended June 30, 2016.
From time to time, the Company maintains cash balances in excess of federally insured amounts on deposit with financial institutions.

11. Subsequent Events
No subsequent events have taken place during the period from June 30, 2016 through August 8, 2016, which is the date the financial statements were available to be issued.